The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION      December 11, 2009


Pricing Supplement dated December _, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                       $
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to Forty (40) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks. Issuer: Royal Bank of Canada ("Royal Bank")

Issue:                           Senior Medium-Term Notes, Series C

Pricing Date:                    December 23, 2009

Issuance Date:                   December 31, 2009

Denominations:                   Minimum denomination of $1,000, and integral
                                 multiples of $1,000 thereafter.

Deposit Currency                 U.S. Dollars

Coupon Payment:                  Each coupon will be paid in equal monthly
                                 payments. (30/360)

  Coupon Payment Date (s):       The coupon will be paid on the last business
                                 day of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.

Three Month Notes:

                Valuation Date:  March 24, 2010

                 Maturity Date:  March 31, 2010


Six Month Notes:

                Valuation Date:  June 23, 2010

                 Maturity Date:  June 30, 2010

Reference Stock:

No.     Principal           Reference Stock            Ticker   Coupon Rate    Strike Price  Barrier Price   Term         CUSIP
---     ---------           ---------------            ------   -----------    ------------  -------------   ----         -----
         Amount
         ------
1721       $                  Alcoa Inc.                 AA        13.00%          $[ ]         80.00%      3 month      78008HRG7

1722       $                Arch Coal, Inc.              ACI       14.50%          $[ ]         75.00%      3 month      78008HRH5

1723       $                Alcatel-Lucent               ALU       21.00%          $[ ]         75.00%      3 month      78008HRJ1

1724       $         Allegheny Technologies, Inc.        ATI       11.50%          $[ ]         75.00%      3 month      78008HRK8

1725       $           ATP Oil & Gas Corporation        ATPG       25.00%          $[ ]         65.00%      3 month      78008HRL6

1726       $               Yamana Gold Inc.              AUY       13.00%          $[ ]         75.00%      3 month      78008HRM4

1727       $                Citigroup Inc.                C        15.25%          $[ ]         80.00%      3 month      78008HRN2

1728       $           Continental Airlines Inc.         CAL       22.50%          $[ ]         70.00%      3 month      78008HRP7

1729       $         Chesapeake Energy Corporation       CHK       12.75%          $[ ]         80.00%      3 month      78008HRQ5

1730       $                 DryShips Inc.              DRYS       24.50%          $[ ]         70.00%      3 month      78008HRR3

1731       $             Elan Corporation plc            ELN       24.00%          $[ ]         75.00%      3 month      78008HRS1

1732       $              Ford Motor Company              F        14.00%          $[ ]         80.00%      3 month      78008HRT9

1733       $    Freeport-McMoRan Copper & Gold, Inc.     FCX       13.00%          $[ ]         80.00%      3 month      78008HRU6

1734       $               First Solar, Inc.            FSLR       18.00%          $[ ]         75.00%      3 month      78008HRV4

1735       $          Fuel Systems Solutions Inc.       FSYS       22.25%          $[ ]         75.00%      3 month      78008HRW2

1736       $        Market Vectors Gold Miners ETF       GDX       12.00%          $[ ]         80.00%      3 month      78008HRX0

1737       $     Green Mountain Coffee Roasters, Inc.   GMCR       13.75%          $[ ]         75.00%      3 month      78008HRY8

1738       $            Genworth Financial Inc.          GNW       17.00%          $[ ]         65.00%      3 month      78008HRZ5

1739       $            Genworth Financial Inc.          GNW       22.50%          $[ ]         70.00%      3 month      78008HSA9

1740       $   Hartford Financial Services Group, Inc.   HIG       20.00%          $[ ]         75.00%      3 month      78008HSB7

1741       $                    KeyCorp                  KEY       18.50%          $[ ]         75.00%      3 month      78008HSC5

1742       $         Lincoln National Corporation        LNC       18.00%          $[ ]         75.00%      3 month      78008HSD3

1743       $             Las Vegas Sands Corp.           LVS       28.00%          $[ ]         70.00%      3 month      78008HSE1

1744       $              The Mosaic Company             MOS       14.50%          $[ ]         75.00%      3 month      78008HSF8

1745       $          Northern Oil and Gas, Inc.         NOG       28.00%          $[ ]         75.00%      3 month      78008HSG6

1746       $                  Palm, Inc.                PALM       27.00%          $[ ]         65.00%      3 month      78008HSH4

1747       $           Sprint Nextel Corporation          S        22.25%          $[ ]         70.00%      3 month      78008HSJ0

1748       $        UnitedHealth Group Incorporated      UNH       10.00%          $[ ]         80.00%      3 month      78008HSK7

1749       $        United States Steel Corporation       X        17.15%          $[ ]         75.00%      3 month      78008HSL5

1750       $                  Aflac, Inc.                AFL       10.00%          $[ ]         80.00%      6 month      78008HSM3

1751       $           American Express Company          AXP       10.00%          $[ ]         75.00%      6 month      78008HSN1

1752       $          Bank of America Corporation        BAC       13.50%          $[ ]         75.00%      6 month      78008HSP6

1753       $          Peabody Energy Corporation         BTU       13.25%          $[ ]         75.00%      6 month      78008HSQ4

1754       $           Frontier Oil Corporation          FTO       15.75%          $[ ]         75.00%      6 month      78008HSR2

1755       $  Starwood Hotels & Resorts Worldwide, Inc.  HOT       14.75%          $[ ]         75.00%      6 month      78008HSS0

1756       $                 NYSE Euronext               NYX       10.00%          $[ ]         75.00%      6 month      78008HST8

1757       $           Petroleo Brasileiro S.A.          PBR        9.75%          $[ ]         80.00%      6 month      78008HSU5

1758       $          Research In Motion Limited        RIMM       12.75%          $[ ]         75.00%      6 month      78008HSV3

1759       $                    Vale SA                 VALE       11.00%          $[ ]         75.00%      6 month      78008HSW1

1760       $             Wells Fargo & Company           WFC       15.15%          $[ ]         75.00%      6 month      78008HSX9

Term:                            As set forth above

Initial Share Price:             The price of the Reference Stock on the Pricing
                                 Date.

Final Share Price:               The price of the Reference Stock on the
                                 Valuation Date.

Payment at Maturity (if held     For each $1,000 principal amount of the Notes,
to maturity):                    the investor will receive $1,000 plus any
                                 accrued and unpaid interest at maturity unless:

                                 (i)  the Final Stock Price is less than the
                                      Initial Stock Price; and

                                 (ii) (a) for notes subject to Intra-Day
                                      Monitoring, at any time during the
                                      Monitoring Period, the trading price of
                                      the Reference Stock is less than the
                                      Barrier Price, or

                                      (b) for notes subject to Close of Trading
                                      Day Monitoring, on any day during the
                                      Monitoring Period, the closing price of
                                      the Reference Stock is less than the
                                      Barrier Price.

                                 If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                                 Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:               From and excluding the Pricing Date to and
                                 including the Valuation Date

Monitoring Method:               As set forth above

Physical Delivery Amount:        For each $1,000 principal amount, a number of
                                 shares of the Reference Stock equal to the principal amount divided by the Initial Share
                                 Price. If this number is not a round number then the number of shares of the Reference
                                 Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:                RBC Capital Markets Corporation (or one of its
                                 affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:               The Bank of New York

Listing:                         None

Settlement:                      DTC global notes

Terms Incorporated In the        All of the terms appearing above the item
Master Note                      captioned "Secondary Market" on the cover page
                                 of this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse Convertible Notes" in the product supplement with respect to reverse convertible notes dated October 20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the Secondary Market price, if any Secondary Market develops, for the Notes. As a result, you will experience an immediate and substantial decline in the value of your Notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------



                         RBC Capital Markets Corporation
                                December _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     0001214659-08-002315.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                             If the closing         If the closing
                          market price of the     market price of the
                             Reference Stock        Reference Stock
                          does not fall below       falls below the
                          the Barrier Price on     Barrier Price on
                           any day during the     any day during the         Physical
                           Monitoring Period:     Monitoring Period:         Delivery
                               Payment at             Payment at            Amount as
                              Maturity as             Maturity as           Number of
     Hypothetical            Percentage of           Percentage of        Shares of the
      Final Share              Principal               Principal            Reference           Cash Delivery
         Price                   Amount                 Amount                Stock                Amount
------------------------------------------------------------------------------------------------------------------
         $200                   100.00%                 100.00%                n/a                 n/a
------------------------------------------------------------------------------------------------------------------
         $175                   100.00%                 100.00%                n/a                 n/a
------------------------------------------------------------------------------------------------------------------
         $150                   100.00%                 100.00%                n/a                 n/a
------------------------------------------------------------------------------------------------------------------
         $125                   100.00%                 100.00%                n/a                 n/a
------------------------------------------------------------------------------------------------------------------
         $100                   100.00%                 100.00%                n/a                 n/a
------------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $90                   100.00%            Delivery Amount             10                  $900
------------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $80                   100.00%            Delivery Amount             10                  $800
------------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $70                   100.00%            Delivery Amount             10                  $700
------------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $60                   100.00%            Delivery Amount             10                  $600
------------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
        $59.50                    n/a              Delivery Amount             10                  $595
------------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
        $50.00                    n/a              Delivery Amount             10                  $500
------------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
        $25.00                    n/a              Delivery Amount             10                  $250
------------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
         $0.00                    n/a              Delivery Amount             10                 $0.00
------------------------------------------------------------------------------------------------------------------

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Certain U.S. Federal Income Tax Considerations:

o RevCon 78008HRG7 (AA): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRH5 (ACI): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRJ1 (ALU): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRK8 (ATI): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRL6 (ATPG): [ ]% of each stated interest payment (25.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRM4 (AUY): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRN2 (C): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRP7 (CAL): [ ]% of each stated interest payment (22.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRQ5 (CHK): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRR3 (DRYS): [ ]% of each stated interest payment (24.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRS1 (ELN): [ ]% of each stated interest payment (24.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRT9 (F): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRU6 (FCX): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRV4 (FSLR): [ ]% of each stated interest payment (18.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRW2 (FSYS): [ ]% of each stated interest payment (22.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRX0 (GDX): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRY8 (GMCR): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HRZ5 (GNW): [ ]% of each stated interest payment (17.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSA9 (GNW): [ ]% of each stated interest payment (22.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSB7 (HIG): [ ]% of each stated interest payment (20.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSC5 (KEY): [ ]% of each stated interest payment (18.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSD3 (LNC): [ ]% of each stated interest payment (18.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSE1 (LVS): [ ]% of each stated interest payment (28.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (28.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSF8 (MOS): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSG6 (NOG): [ ]% of each stated interest payment (28.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (28.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSH4 (PALM): [ ]% of each stated interest payment (27.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (27.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSJ0 (S): [ ]% of each stated interest payment (22.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSK7 (UNH): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSL5 (X): [ ]% of each stated interest payment (17.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSM3 (AFL): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSN1 (AXP): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSP6 (BAC): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSQ4 (BTU): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSR2 (FTO): [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSS0 (HOT): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HST8 (NYX): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSU5 (PBR): [ ]% of each stated interest payment (9.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSV3 (RIMM): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSW1 (VALE): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008HSX9 (WFC): [ ]% of each stated interest payment (15.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Alcatel-Lucent offers products that enable service providers, enterprises, and governments worldwide to deliver voice, data, and video communication services to end-users. The company operates in four segments: Carrier Product Group, Enterprise Product Group, Services Group, and Applications Software Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11130

     o Allegheny Technologies Incorporated manufactures and sells specialty metals worldwide. The company's High Performance Metals segment produces, converts, and distributes high performance alloys, including nickel- and cobalt-based alloys and super alloys; titanium and titanium-based alloys; exotic metals, such as zirconium, hafnium, niobium, nickel-titanium, and their related alloys; and other specialty alloys primarily in long product forms, such as ingot, billet, bar, shapes and rectangles, rod,

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12001

     o ATP Oil & Gas Corporation engages in the acquisition, development, and production of oil and natural gas properties in the Gulf of Mexico, the United Kingdom, and Dutch Sectors of the North Sea. As of December 31, 2008, the company had leasehold and other interests in 77 offshore blocks, 41 platforms, and 129 wells, including 22 subsea wells in the Gulf of Mexico; and interests in 10 blocks and 3 company-operated subsea wells in the North Sea. It had estimated net proved reserves of 713.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32647

     o Yamana Gold, Inc. engages in the acquisition, exploration, development, and operation of gold properties. The company also focuses on copper and silver projects. It holds gold production, gold development stage, and exploration stage properties, as well as land positions in Brazil, Argentina, Chile, Mexico, and central America. The company has seven operating mines and five development projects.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31880

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Citigroup Inc., a global financial services company, provides consumers, corporations, governments, and institutions with a range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. The company has two primary segments, Citicorp and Citi Holdings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924

     o Continental Airlines, Inc., an air carrier, engages in the transportation of passengers, cargo, and mail. As of December 31, 2008, the company owned or leased 350 mainline jets and 282 regional aircraft. It flew to 120 domestic and 121 international destinations, as well as offered additional connecting service through alliances with domestic and foreign carriers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10323

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o DryShips, Inc. engages in the ownership and operation of drybulk carriers that operate worldwide. The company's fleet carries various drybulk commodities, including coal, iron ore, grains, bauxite, phosphate, fertilizers, and steel products. As of August 10, 2009, it owned a fleet of 41 drybulk carriers comprising 7 Capesize, 29 Panamax, 2 Supramax, and 3 newbuilding drybulk vessels with a combined deadweight tonnage of approximately 3.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33922

     o Elan Corporation, plc operates as a neuroscience-based biotechnology company primarily in Ireland and the United States. It operates in two segments, Biopharmaceuticals and Elan Drug Technologies (EDT). The Biopharmaceuticals segment engages in the research, development, and commercial activities primarily in Alzheimer's disease, Parkinson's disease, multiple sclerosis, Crohn's disease, severe chronic pain, and infectious diseases.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o First Solar, Inc. engages in the design, manufacture, and sale of solar electric power modules using a proprietary thin film semiconductor technology. The company's solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. It sells its products to project developers, system integrators, and operators of renewable energy projects in the United States and Europe.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156

     o Fuel Systems Solutions, Inc. engages in the design, manufacture, and supply of alternative fuel components and systems for use in the transportation, industrial, and power generation industries. Its components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas used in internal combustion engines.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32999

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o Green Mountain Coffee Roasters, Inc. operates in specialty coffee industry in the United States and internationally. The company sells approximately 100 whole bean and ground coffee selections, hot cocoa, teas, and coffees. It also offers Arabica coffees and coffee selections, including single-origins, estates, certified organics, Fair Trade Certified, proprietary blends, and flavored coffees under the `Green Mountain Coffee Roasters' and `Newman's Own Organics' brands.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12340

     o Genworth Financial, Inc., a financial security company, provides insurance, wealth management, investment, and financial solutions in the United States and internationally. The company operates in three segments: Retirement and Protection, International, and U.S. Mortgage Insurance.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32195

     o The Hartford Financial Services Group, Inc., through its subsidiaries, provides insurance and financial services in the United States and internationally. It engages in life, and property and casualty insurance businesses. The life insurance business comprises six segments: Retail Products Group (Retail), Retirement Plans, International and Institutional Solutions Group (Institutional), Individual Life, Group Benefits, and International.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13958

     o Starwood Hotels & Resorts Worldwide, Inc., together with its subsidiaries, operates as a hotel and leisure company worldwide. The company primarily operates luxury and upscale full service hotels, retreats, and residences. It also engages in the development, ownership, and operation of vacation ownership resorts; marketing and selling vacation ownership interests in the resorts; and provision of financing to customers who purchase such interests.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number:

     o KeyCorp operates as the holding company for KeyBank National Association that provides various retail and commercial banking services to individual, corporate, and institutional clients in the United States. The company offers various deposit and loan products. Its deposit product portfolio includes NOW accounts, money market deposit accounts, savings deposits, certificates of deposit, and time deposits.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302

     o Lincoln National Corporation, through its subsidiaries, engages in multiple insurance and investment management businesses primarily in the United States. It sells a range of wealth protection, accumulation, and retirement income products and solutions. These products include institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance (UL), variable universal life insurance (VUL), term life insurance, mutual funds, and managed accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06028

     o Las Vegas Sands Corp. and its subsidiaries develop multi-use integrated resorts worldwide. It owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, and The Sands Expo and Convention Center in Las Vegas, Nevada; and the Sands Macao, The Venetian Macao Resort Hotel, and the Four Seasons Hotel Macao, Cotai Strip in Macao, the People's Republic of China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373

     o The Mosaic Company engages in the production and marketing of concentrated phosphate and potash crop nutrients for the agriculture industry in the United States and internationally. The company operates through three segments: Phosphates, Potash, and Offshore. The Phosphates segment produces phosphate crop nutrients for use in crop nutrients and feed phosphate for animal feed ingredients.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

     o Northern Oil and Gas, Inc. engages in the acquisition, exploration, exploitation, and development of oil and natural gas properties in the Rocky Mountain Region of the United States.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33999

     o NYSE Euronext, through its subsidiaries, provides securities listing, trading, market data products, and software and technology services worldwide. The company offers products and services in cash equities, futures, options, swaps, exchange-traded products, bonds, market data, and commercial technology solutions to issuers, investors, financial institutions, and market participants.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829

     o Palm, Inc. provides mobile products for individual users and business customers worldwide. The company offers integrated technologies that enable people to stay connected with their family, friends, and colleagues; access and share the information; and manage their daily lives on the go. Its products include Palm Pre, Treo, and Centro smartphones, which provide a range of productivity tools and personal and entertainment applications for the consumer and business markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29597

     o Petroleo Brasileiro S.A. Petrobras, together with its subsidiaries, engages in the exploration, exploitation, and production of oil and gas, and energy in Brazil and internationally. The company operates in four segments: Exploration and Production, Supply, Gas and Energy, and Distribution.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Sprint Nextel Corporation offers wireless and wireline communications products and services to consumers, businesses, and government users in the United States and internationally. Its Wireless segment provides wireless mobile voice and data transmission services on networks that utilize CDMA and iDEN technologies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04721

     o UnitedHealth Group Incorporated provides healthcare services in the United States. The company's Health Care Services segment offers consumer-oriented health benefit plans and services; administrative and other management services to customers that self-insure the medical costs of their employees and their dependents; and non-employer based insurance options for purchase by individuals, which are designed to meet the health coverage needs of consumers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10864

     o Companhia Vale do Rio Doce, through its subsidiaries, operates as a diversified metals and mining company worldwide. The company produces iron ore and iron ore pellets, nickel, manganese ore, ferroalloys, and kaolin. It also engages in producing bauxite, alumina, aluminum, copper, metallurgical and thermal coal, metallurgical coke and methanol, cobalt, potash, and other non-ferrous minerals, as well as precious metals, including platinum-group metals, gold, and silver.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15030

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments:
          Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811



The Market Vectors Gold Miners ETF (GDX)

We have derived all information contained in this preliminary prospectus regarding the Fund from publicly available information. Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust and Van Eck. We make no representation or warranty as to the accuracy or completeness of such information. The Fund is an investment portfolio of the Market Vectors ETF Trust, a registered investment company. Van Eck is the investment adviser to the Fund. The Fund is an Exchange Traded Fund that trades on the NYSE Arca, Inc. under the ticker symbol "GDX."

The Fund is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (the "Underlying Index"). The Underlying Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in mining for gold or silver. The Underlying Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE or the NYSE Amex or quoted on The NASDAQ Stock Market. Only companies with market capitalization greater than $100 million and that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index. It is possible that the Fund may not fully replicate the performance of the Underlying Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the SEC by the Fund pursuant to the Securities Act of 1933, as amended, and the 1940 Act, can be located by reference to the SEC file numbers 333-123257 and 811-10325, respectively, through the SEC's website at http://www.sec.gov. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

Market Vectors is a service mark of Van Eck. The Securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the Securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The NYSE Arca Gold Miners Index

Description of the NYSE Arca Gold Miners Index

We have derived all information contained in this preliminary prospectus regarding the NYSE Arca Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information and information supplied by the NYSE Arca. Such information reflects the policies of, and is subject to change by, the NYSE Arca. We make no representation or warranty as to the accuracy or completeness of such information. The NYSE Arca Gold Miners Index was developed by the NYSE Amex (formerly the American Stock Exchange) and is calculated, maintained and published by the NYSE Arca. The NYSE Arca has no obligation to continue to publish, and may discontinue the publication of, the NYSE Arca Gold Miners Index.

The NYSE Arca Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol "GDM."

The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver.

Eligibility Criteria for Index Components

The NYSE Arca Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE or the NYSE Amex or quoted on The NASDAQ Stock Market. Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index.

Index Calculation

The NYSE Arca Gold Miners Index is calculated using a modified market capitalization weighting methodology. The NYSE Arca Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the NYSE Arca Gold Miners Index:

(1) the weight of any single component security may not account for more than 20% of the total value of the NYSE Arca Gold Miners Index;

(2) the component securities are split into two subgroups-large and small, which are ranked by market capitalization weight in the NYSE Arca Gold Miners Index. Large stocks are defined as having a NYSE Arca Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an NYSE Arca Gold Miners Index weight below 5%; and

(3) the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the NYSE Arca Gold Miners Index may not account for more than 50% of the total NYSE Arca Gold Miners Index value.

The NYSE Arca Gold Miners Index is reviewed quarterly so that the NYSE Arca Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Arca may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca's discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the NYSE Arca Gold Miners Index. Changes to the NYSE Arca Gold Miners Index compositions and/or the component share weights in the NYSE Arca Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

o Diversification Rule 1: If any component stock exceeds 20% of the total value of the NYSE Arca Gold Miners Index, then all stocks greater than 20% of the NYSE Arca Gold Miners Index are reduced to represent 20% of the value of the NYSE Arca Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.

o Diversification Rule 2: The components are sorted into two groups, large are components with a starting index weight of 5% or greater and small are those that are under 5% (after any adjustments for Diversification Rule 1). Each group in aggregate will be represent 50% of the index weight. The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 50% of the NYSE Arca Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will reduced proportionately. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled down. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.



Index Maintenance

The NYSE Arca Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the NYSE Arca Gold Miners Index during the quarterly review, if the market capitalization falls below $50 million or the traded average daily shares for the previous six months is lower than 25,000 shares. In conjunction with the quarterly review, the share weights used in the calculation of the NYSE Arca Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater Index diversification, as described above. The index components and their share weights are determined and announced prior to taking effect. The share weight of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events. The share weights used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition. The NYSE Arca may substitute stocks or change the number of stocks included in the NYSE Arca Gold Miners Index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the NYSE Arca Gold Miners Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of nonmarket forc es.

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, the first, second, and third quarters of 2009, as well as for the period from October 1, 2009 to December 10, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               32.2                       28.39                      30.56
   4/1/2006          6/30/2006               36.96                      28.55                      32.36
   7/1/2006          9/29/2006               34                         26.6                       28.04
  9/30/2006         12/29/2006               31.33                      26.39                      30.01

   1/1/2007          3/30/2007               36.05                      28.09                      33.9
  3/31/2007          6/29/2007               42.9                       33.63                      40.53
  6/30/2007          9/28/2007               48.77                      30.25                      39.12
  9/29/2007         12/31/2007               40.7                       33.22                      36.55

   1/1/2008          3/31/2008               39.67                      26.69                      36.06
   4/1/2008          6/30/2008               44.77                      33.65                      35.62
   7/1/2008          9/30/2008               35.66                      20.93                      22.58
  10/1/2008         12/31/2008               22.35                       6.8                       11.26

   1/1/2009          3/31/2009               12.44                       4.97                       7.34
   4/1/2009          6/30/2009               12.38                       7.03                      10.33
   7/1/2009          9/30/2009               14.84                       8.96                      13.12
  10/1/2009         12/10/2009               15.11                      11.89                      13.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               44.15                      34.295                     37.97
   4/1/2006          6/30/2006               56.445                     37.1001                    42.37
   7/1/2006          9/29/2006               44.13                      25.88                      28.91
  9/30/2006         12/29/2006               37.03                      25.85                      30.03

   1/1/2007          3/30/2007               33.79                      27.18                      30.69
  3/31/2007          6/29/2007               42.59                      30.33                      34.8
  6/30/2007          9/28/2007               37                         27.76                      33.74
  9/29/2007         12/31/2007               45.22                      32.99                      44.93

   1/1/2008          3/31/2008               56.15                      32.98                      43.5
   4/1/2008          6/30/2008               77.4                       41.25                      75.03
   7/1/2008          9/30/2008               75.41                      27.9                       32.89
  10/1/2008         12/31/2008               32.58                      10.43                      16.29

   1/1/2009          3/31/2009               20.6291                    11.77                      13.37
   4/1/2009          6/30/2009               19.94                      12.52                      15.37
   7/1/2009          9/30/2009               24.22                      13.01                      22.13
  10/1/2009         12/10/2009               25.86                      19.41                      20.46


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Alcatel-Lucent (ALU)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               16.12                      12.68                      15.4
   4/1/2006          6/30/2006               16.51                      11.56                      12.61
   7/1/2006          9/29/2006               12.91                      10.63                      12.18
  9/30/2006         12/29/2006               14.49                      11.64                      14.22

   1/1/2007          3/30/2007               15.43                      11.41                      11.82
  3/31/2007          6/29/2007               14.09                      11.71                      14
  6/30/2007          9/28/2007               14.57                       8.53                      10.18
  9/29/2007         12/31/2007               10.47                       7.15                       7.32

   1/1/2008          3/31/2008                7.4                        5.08                       5.76
   4/1/2008          6/30/2008                7.67                       5.73                       6.04
   7/1/2008          9/30/2008                6.54                       3.57                       3.84
  10/1/2008         12/31/2008                4.05                       1.74                       2.15

   1/1/2009          3/31/2009                2.38                       1.09                       1.86
   4/1/2009          6/30/2009                2.93                       1.82                       2.48
   7/1/2009          9/30/2009                4.645                      2.01                       4.49
  10/1/2009         12/10/2009                4.95                       3.27                       3.34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Allegheny Technologies Inc (ATI)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               62.25                      35.4701                    61.18
   4/1/2006          6/30/2006               87.5                       54.78                      69.24
   7/1/2006          9/29/2006               70.38                      55                         62.19
  9/30/2006         12/29/2006               98.72                      59.82                      90.68

   1/1/2007          3/30/2007              110                         85.1                      106.69
  3/31/2007          6/29/2007              119.7                       99.17                     104.88
  6/30/2007          9/28/2007              116.25                      80                        109.95
  9/29/2007         12/31/2007              115.55                      82.59                      86.4

   1/1/2008          3/31/2008               87.32                      59                         71.36
   4/1/2008          6/30/2008               85.49                      58.4                       59.28
   7/1/2008          9/30/2008               58.85                      26.6                       29.55
  10/1/2008         12/31/2008               29.74                      15                         25.53

   1/1/2009          3/31/2009               31.83                      16.92                      21.93
   4/1/2009          6/30/2009               44.09                      21.22                      34.93
   7/1/2009          9/30/2009               36.95                      25.8                       34.99
  10/1/2009         12/10/2009               39.62                      29.62                      35.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            ATP Oil & Gas Corp (ATPG)
                                (Feb-01 - Feb-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               44.05                      36.05                      43.91
   4/1/2006          6/30/2006               49.7                       35.04                      41.93
   7/1/2006          9/29/2006               43.3                       35.35                      36.94
  9/30/2006         12/29/2006               47.29                      34.16                      39.57

   1/1/2007          3/30/2007               43.65                      35.15                      37.6
  3/31/2007          6/29/2007               49                         37.46                      48.64
  6/30/2007          9/28/2007               49.39                      38.44                      47.03
  9/29/2007         12/31/2007               57.58                      43.19                      50.54

   1/1/2008          3/31/2008               52.25                      28.88                      32.72
   4/1/2008          6/30/2008               47.35                      26.54                      39.47
   7/1/2008          9/30/2008               41.5                       16.16                      17.81
  10/1/2008         12/31/2008               18.72                       3.89                       5.85

   1/1/2009          3/31/2009                7.92                       2.75                       5.13
   4/1/2009          6/30/2009               10.2                        4.81                       6.96
   7/1/2009          9/30/2009               22.9899                     5.22                      17.89
  10/1/2009         12/10/2009               21.87                      14.4                       16.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Yamanda Gold Inc (AUY)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006                9.75                       6.6                        9.26
   4/1/2006          6/30/2006               12.42                       7.79                       9.86
   7/1/2006          9/29/2006               11.38                       8.75                       9.25
  9/30/2006         12/29/2006               13.81                       7.82                      13.18

   1/1/2007          3/30/2007               15.44                      11.32                      14.36
  3/31/2007          6/29/2007               15.25                      11.02                      11.12
  6/30/2007          9/28/2007               13.04                       8.4                       11.78
  9/29/2007         12/31/2007               15.88                      11.04                      12.94

   1/1/2008          3/31/2008               19.93                      13.17                      14.62
   4/1/2008          6/30/2008               16.99                      12.24                      16.54
   7/1/2008          9/30/2008               17                          7.27                       8.33
  10/1/2008         12/31/2008                8.8                        3.31                       7.72

   1/1/2009          3/31/2009                9.75                       5.8                        9.25
   4/1/2009          6/30/2009               12                          7.36                       8.84
   7/1/2009          9/30/2009               11.49                       8.22                      10.71
  10/1/2009         12/10/2009               14.37                       9.98                      12.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Citigroup Inc (C)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               49.58                      44.81                      47.23
   4/1/2006          6/30/2006               50.72                      47.15                      48.25
   7/1/2006          9/29/2006               50.35                      46.22                      49.67
  9/30/2006         12/29/2006               57                         48.83                      55.7

   1/1/2007          3/30/2007               56.28                      48.05                      51.34
  3/31/2007          6/29/2007               55.55                      50.41                      51.29
  6/30/2007          9/28/2007               52.97                      44.66                      46.67
  9/29/2007         12/31/2007               48.95                      28.8                       29.44

   1/1/2008          3/31/2008               29.89                      17.99                      21.42
   4/1/2008          6/30/2008               27.35                      16.58                      16.76
   7/1/2008          9/30/2008               22.53                      12.85                      20.51
  10/1/2008         12/31/2008               23.5                        3.05                       6.71

   1/1/2009          3/31/2009                7.585                      0.97                       2.53
   4/1/2009          6/30/2009                4.48                       2.43                       2.97
   7/1/2009          9/30/2009                5.43                       2.55                       4.84
  10/1/2009         12/10/2009                5                          3.79                       3.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Continental Airlines Inc (CAL)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               28.9                       16.74                      26.9
   4/1/2006          6/30/2006               31.03                      22.51                      29.8
   7/1/2006          9/29/2006               32.04                      22.03                      28.31
  9/30/2006         12/29/2006               46.29                      28.56                      41.25

   1/1/2007          3/30/2007               52.4                       35.22                      36.39
  3/31/2007          6/29/2007               44.1                       32                         33.87
  6/30/2007          9/28/2007               38.79                      26.21                      33.03
  9/29/2007         12/31/2007               37.79                      21.59                      22.25

   1/1/2008          3/31/2008               31.25                      17.19                      19.23
   4/1/2008          6/30/2008               23.42                       9.7                       10.11
   7/1/2008          9/30/2008               21.4                        5.91                      16.68
  10/1/2008         12/31/2008               20.89                       9.49                      18.06

   1/1/2009          3/31/2009               21.83                       6.37                       8.81
   4/1/2009          6/30/2009               15.758                      7.86                       8.86
   7/1/2009          9/30/2009               17.55                       8.76                      16.44
  10/1/2009         12/10/2009               17.65                      10.94                      16.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               35.57                      27.75                      31.41
   4/1/2006          6/30/2006               33.79                      26.81                      30.25
   7/1/2006          9/29/2006               33.76                      28.06                      28.98
  9/30/2006         12/29/2006               34.27                      27.9                       29.05

   1/1/2007          3/30/2007               31.83                      27.27                      30.88
  3/31/2007          6/29/2007               37.75                      30.88                      34.6
  6/30/2007          9/28/2007               37.55                      31.38                      35.26
  9/29/2007         12/31/2007               41.19                      34.9                       39.2

   1/1/2008          3/31/2008               49.87                      34.42                      46.15
   4/1/2008          6/30/2008               68.1                       45.25                      65.96
   7/1/2008          9/30/2008               74                         31.15                      35.86
  10/1/2008         12/31/2008               35.46                       9.84                      16.17

   1/1/2009          3/31/2009               20.13                      13.27                      17.06
   4/1/2009          6/30/2009               24.66                      16.43                      19.83
   7/1/2009          9/30/2009               29.49                      16.92                      28.4
  10/1/2009         12/10/2009               30                         22.06                      23.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               DryShips Inc (DRYS)
                                (Feb-05 - Feb-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               13.84                       9.9                       10.58
   4/1/2006          6/30/2006               11.25                       8.5                       10.79
   7/1/2006          9/29/2006               14.89                      10.28                      13.4
  9/30/2006         12/29/2006               18.06                      12.63                      18.01

   1/1/2007          3/30/2007               23.67                      16.85                      22.53
  3/31/2007          6/29/2007               44.75                      22.66                      43.38
  6/30/2007          9/28/2007               93.37                      43.51                      90.8401
  9/29/2007         12/31/2007              131.34                      69.616                     77.4

   1/1/2008          3/31/2008               88.49                      48.21                      59.91
   4/1/2008          6/30/2008              116.43                      58.64                      80.18
   7/1/2008          9/30/2008               81.49                      30.52                      35.49
  10/1/2008         12/31/2008               38.87                       3.04                      10.66

   1/1/2009          3/31/2009               17.35                       2.72                       5.09
   4/1/2009          6/30/2009               11.48                       4.35                       5.78
   7/1/2009          9/30/2009                7.99                       4.9                        6.63
  10/1/2009         12/10/2009                7.62                       5.66                       6.06


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Elan Corp PLC (ELN)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               16.83                      11.88                      14.44
   4/1/2006          6/30/2006               19.42                      14.06                      16.7
   7/1/2006          9/29/2006               16.85                      13.14                      15.6
  9/30/2006         12/29/2006               16.15                      13.8                       14.75

   1/1/2007          3/30/2007               15.1                       11.7                       13.29
  3/31/2007          6/29/2007               22.4                       13.31                      21.93
  6/30/2007          9/28/2007               23.11                      16.37                      21.04
  9/29/2007         12/31/2007               24.9                       20.9                       21.98

   1/1/2008          3/31/2008               26.88                      17.82                      20.86
   4/1/2008          6/30/2008               36                         20.53                      35.55
   7/1/2008          9/30/2008               37.45                       9.55                      10.67
  10/1/2008         12/31/2008               11.53                       4.99                       6

   1/1/2009          3/31/2009                9.13                       4.85                       6.64
   4/1/2009          6/30/2009                8.58                       5.41                       6.37
   7/1/2009          9/30/2009                8.59                       6.44                       7.11
  10/1/2009         12/10/2009                7.12                       4.61                       6.33


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006                8.96                       7.39                       7.96
   4/1/2006          6/30/2006                8.05                       6.17                       6.93
   7/1/2006          9/29/2006                9.48                       6.06                       8.09
  9/30/2006         12/29/2006                9.19                       6.85                       7.51

   1/1/2007          3/30/2007                8.97                       7.43                       7.89
  3/31/2007          6/29/2007                9.7                        7.67                       9.42
  6/30/2007          9/28/2007                9.64                       7.49                       8.49
  9/29/2007         12/31/2007                9.24                       6.65                       6.73

   1/1/2008          3/31/2008                6.94                       4.95                       5.72
   4/1/2008          6/30/2008                8.79                       4.46                       4.81
   7/1/2008          9/30/2008                6.33                       4.17                       5.2
  10/1/2008         12/31/2008                4.95                       1.01                       2.29

   1/1/2009          3/31/2009                2.99                       1.5                        2.63
   4/1/2009          6/30/2009                6.54                       2.4                        6.07
   7/1/2009          9/30/2009                8.86                       5.24                       7.21
  10/1/2009         12/10/2009                9.14                       6.61                       9.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               65                         47.11                      59.77
   4/1/2006          6/30/2006               72.2                       43.1                       55.41
   7/1/2006          9/29/2006               62.29                      47.58                      53.26
  9/30/2006         12/29/2006               63.7                       47.6                       55.73

   1/1/2007          3/30/2007               67.19                      48.85                      66.19
  3/31/2007          6/29/2007               85.5                       65.62                      82.82
  6/30/2007          9/28/2007              110.6                       67.07                     104.89
  9/29/2007         12/31/2007              120.2                       85.71                     102.44

   1/1/2008          3/31/2008              107.37                      68.96                      96.22
   4/1/2008          6/30/2008              127.24                      93                        117.19
   7/1/2008          9/30/2008              117.11                      51.21                      56.85
  10/1/2008         12/31/2008               56.75                      15.7                       24.44

   1/1/2009          3/31/2009               43.45                      21.16                      38.11
   4/1/2009          6/30/2009               61.55                      36.6                       50.11
   7/1/2009          9/30/2009               73.43                      43.19                      68.61
  10/1/2009         12/10/2009               87.35                      63                         77.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             First Solar Inc (FSLR)
                                (Nov-06 - Nov-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
 11/16/2006         12/29/2006               30                         20                         29.84

   1/1/2007          3/30/2007               59.88                      27.54                      52.01
  3/31/2007          6/29/2007               91.1                       52.08                      89.29
  6/30/2007          9/28/2007              123.21                      74.77                     117.7399
  9/29/2007         12/31/2007              283                        119.91                     267.14

   1/1/2008          3/31/2008              272.7899                   143.3101                   231.14
   4/1/2008          6/30/2008              317                        232.2                      272.82
   7/1/2008          9/30/2008              301.3                      175.48                     188.91
  10/1/2008         12/31/2008              202.93                      85.28                     137.96

   1/1/2009          3/31/2009              165.2                      100.9                      132.7
   4/1/2009          6/30/2009              207.51                     129.88                     162.2
   7/1/2009          9/30/2009              176.05                     112.0901                   152.86
  10/1/2009         12/10/2009              162.2                      115.09                     132.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Fuel Systems Solutions Inc (FSYS)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               13.7                        9.96                      13.04
   4/1/2006          6/30/2006               24.98                      12.04                      21.34
   7/1/2006          9/29/2006               22.42                      11.08                      12.72
  9/30/2006         12/29/2006               23.11                      11.68                      22.08

   1/1/2007          3/30/2007               25.11                      16.49                      18.52
  3/31/2007          6/29/2007               19.73                      14.95                      16.58
  6/30/2007          9/28/2007               22.38                      16.12                      17.86
  9/29/2007         12/31/2007               21                         12.6                       14.29

   1/1/2008          3/31/2008               14.94                       9.8                       13.33
   4/1/2008          6/30/2008               41.8999                    12.96                      38.5
   7/1/2008          9/30/2008               61.24                      25.68                      34.45
  10/1/2008         12/31/2008               40                         21.92                      32.76

   1/1/2009          3/31/2009               36.3399                     9.83                      13.48
   4/1/2009          6/30/2009               26.75                      12.77                      20.19
   7/1/2009          9/30/2009               38.34                      18.13                      35.99
  10/1/2009         12/10/2009               52.53                      30.72                      45.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Market Vectors Gold Miners ETF (GDX)
                                (May-06 - May-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
  5/22/2006          6/30/2006               40.27                      31.82                      38.7
   7/1/2006          9/29/2006               42.58                      33.86                      35.65
  9/30/2006         12/29/2006               42.32                      32.41                      39.91

   1/1/2007          3/30/2007               43.32                      36.19                      39.57
  3/31/2007          6/29/2007               42.88                      36.63                      37.89
  6/30/2007          9/28/2007               45.96                      32.76                      45.35
  9/29/2007         12/31/2007               53.84                      42.31                      45.83

   1/1/2008          3/31/2008               56.87                      44.85                      47.7
   4/1/2008          6/30/2008               51.45                      41.61                      48.59
   7/1/2008          9/30/2008               51.8399                    27.35                      33.79
  10/1/2008         12/31/2008               35.49                      15.83                      33.88

   1/1/2009          3/31/2009               38.93                      27.15                      36.88
   4/1/2009          6/30/2009               45.1                       30.8                       37.815
   7/1/2009          9/30/2009               48.4                       34.05                      45.29
  10/1/2009         12/10/2009               55.4                       40.92                      48.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Green Mountain Coffee Roasters (GMCR)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006                9.2689                     8.4444                     8.8267
   4/1/2006          6/30/2006               10.0267                     7.8533                     8.9267
   7/1/2006          9/29/2006                9.1667                     7.7778                     8.1778
  9/30/2006         12/29/2006               11.9111                     8.0044                    10.94

   1/1/2007          3/30/2007               14.5787                    10.9267                    14.0111
  3/31/2007          6/29/2007               18.16                      13.4778                    17.4978
  6/30/2007          9/28/2007               28.64                      17.3667                    22.1267
  9/29/2007         12/31/2007               28                         19.72                      27.1333

   1/1/2008          3/31/2008               28                         16.6667                    21.1
   4/1/2008          6/30/2008               29.8333                    19.3933                    25.0467
   7/1/2008          9/30/2008               28                         20.9667                    26.2267
  10/1/2008         12/31/2008               27.3333                    15.34                      25.8

   1/1/2009          3/31/2009               33.66                      21.3533                    32
   4/1/2009          6/30/2009               63.685                     30.5733                    59.12
   7/1/2009          9/30/2009               75.89                      53.18                      73.84
  10/1/2009         12/10/2009               79.23                      59.6                       63.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Genworth Financial Inc (GNW)
                                (May-04 - May-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               35.37                      31.53                      33.43
   4/1/2006          6/30/2006               35.22                      31                         34.84
   7/1/2006          9/29/2006               36.4                       32.96                      35.01
  9/30/2006         12/29/2006               36.47                      32.18                      34.21

   1/1/2007          3/30/2007               37.16                      33.69                      34.94
  3/31/2007          6/29/2007               37                         34.05                      34.4
  6/30/2007          9/28/2007               35.43                      26.5                       30.73
  9/29/2007         12/31/2007               32.33                      23.26                      25.45

   1/1/2008          3/31/2008               25.57                      19.75                      22.64
   4/1/2008          6/30/2008               24.88                      17.69                      17.81
   7/1/2008          9/30/2008               19.99                       3.51                       8.61
  10/1/2008         12/31/2008                8.5                        0.7                        2.83

   1/1/2009          3/31/2009                3.38                       0.78                       1.9
   4/1/2009          6/30/2009                7.41                       1.75                       6.99
   7/1/2009          9/30/2009               13.68                       5.02                      11.95
  10/1/2009         12/10/2009               12.4                        8.37                      10.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Hartford Financial Services Group (HIG)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               89.49                      79.24                      80.55
   4/1/2006          6/30/2006               94.03                      80.14                      84.6
   7/1/2006          9/29/2006               88.51                      79.55                      86.75
  9/30/2006         12/29/2006               93.75                      83.78                      93.31

   1/1/2007          3/30/2007               97.95                      90.3                       95.58
  3/31/2007          6/29/2007              106.23                      94.8733                    98.51
  6/30/2007          9/28/2007              100.56                      83                         92.55
  9/29/2007         12/31/2007               99.21                      86.35                      87.19

   1/1/2008          3/31/2008               87.88                      63.98                      75.77
   4/1/2008          6/30/2008               79.88                      64.4                       64.57
   7/1/2008          9/30/2008               72.29                      31.26                      40.99
  10/1/2008         12/31/2008               40.01                       4.16                      16.42

   1/1/2009          3/31/2009               19.91                       3.33                       7.85
   4/1/2009          6/30/2009               18.87                       7.16                      11.87
   7/1/2009          9/30/2009               29                         10                         26.5
  10/1/2009         12/10/2009               29.59                      23.06                      24.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Keycorp (KEY)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               37.67                      32.9                       36.8
   4/1/2006          6/30/2006               38.31                      34.24                      35.68
   7/1/2006          9/29/2006               38.15                      34.48                      37.44
  9/30/2006         12/29/2006               38.63                      35.73                      38.03

   1/1/2007          3/30/2007               39.9                       35.94                      37.47
  3/31/2007          6/29/2007               38.96                      34.15                      34.33
  6/30/2007          9/28/2007               37.09                      31.38                      32.33
  9/29/2007         12/31/2007               34.05                      21.04                      23.45

   1/1/2008          3/31/2008               27.23                      19                         21.95
   4/1/2008          6/30/2008               26.12                      10                         10.98
   7/1/2008          9/30/2008               18.48                       7.93                      11.94
  10/1/2008         12/31/2008               15.2                        4.99                       8.52

   1/1/2009          3/31/2009                9.35                       4.83                       7.87
   4/1/2009          6/30/2009                9.82                       4.4                        5.24
   7/1/2009          9/30/2009                7.07                       4.4                        6.5
  10/1/2009         12/10/2009                6.85                       5.29                       5.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Lincoln National Corp (LNC)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               57.97                      52                         54.59
   4/1/2006          6/30/2006               60.52                      54.3                       56.44
   7/1/2006          9/29/2006               63.47                      53.94                      62.08
  9/30/2006         12/29/2006               66.72                      61.74                      66.4

   1/1/2007          3/30/2007               71.18                      64.29                      67.79
  3/31/2007          6/29/2007               74.72                      66.9                       70.95
  6/30/2007          9/28/2007               72.28                      54.4                       65.97
  9/29/2007         12/31/2007               70.66                      55.842                     58.22

   1/1/2008          3/31/2008               58.11                      45.5                       52
   4/1/2008          6/30/2008               56.8                       45.18                      45.32
   7/1/2008          9/30/2008               59.99                      39.83                      42.81
  10/1/2008         12/31/2008               45.5                        4.76                      18.84

   1/1/2009          3/31/2009               25.59                       4.9                        6.69
   4/1/2009          6/30/2009               19.99                       5.52                      17.21
   7/1/2009          9/30/2009               27.82                      14.34                      25.91
  10/1/2009         12/10/2009               28.1                       21.99                      22.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Las Vegas Sands Corp (LVS)
                                (Dec-04 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               58.03                      38.44                      56.66
   4/1/2006          6/30/2006               78.9                       54.68                      77.86
   7/1/2006          9/29/2006               77.86                      57.6801                    68.35
  9/30/2006         12/29/2006               97.25                      66.06                      89.48

   1/1/2007          3/30/2007              109.45                      81                         86.61
  3/31/2007          6/29/2007               91.93                      71.24                      76.39
  6/30/2007          9/28/2007              142.75                      75.56                     133.42
  9/29/2007         12/31/2007              148.76                     102.5                      103.05

   1/1/2008          3/31/2008              105.38                      70                         73.64
   4/1/2008          6/30/2008               83.13                      45.3                       47.44
   7/1/2008          9/30/2008               59.17                      30.56                      36.11
  10/1/2008         12/31/2008               37                          2.89                       5.93

   1/1/2009          3/31/2009                9.15                       1.38                       3.01
   4/1/2009          6/30/2009               11.84                       3.08                       7.86
   7/1/2009          9/30/2009               20.73                       6.32                      16.84
  10/1/2009         12/10/2009               18.84                      12.95                      15.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            The Mosaic Company (MOS)
                                (Oct-04 - Oct-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               17.14                      13.78                      14.35
   4/1/2006          6/30/2006               17.28                      13.31                      15.65
   7/1/2006          9/29/2006               17.13                      14.03                      16.9
  9/30/2006         12/29/2006               23.54                      16.2                       21.36

   1/1/2007          3/30/2007               28.84                      19.49                      26.66
  3/31/2007          6/29/2007               41                         26.44                      39.02
  6/30/2007          9/28/2007               54.83                      32.5                       53.52
  9/29/2007         12/31/2007               97.6                       48.72                      94.34

   1/1/2008          3/31/2008              119.78                      71                        102.6
   4/1/2008          6/30/2008              163.25                      95                        144.7
   7/1/2008          9/30/2008              146.92                      62.21                      68.02
  10/1/2008         12/31/2008               71.5                       21.94                      34.6

   1/1/2009          3/31/2009               49.78                      31.17                      41.98
   4/1/2009          6/30/2009               59.34                      37.08                      44.3
   7/1/2009          9/30/2009               55.73                      39.39                      48.07
  10/1/2009         12/10/2009               62.46                      45                         59.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Northern Oil and Gas Inc (NOG)
                                (Jan-07 - Jan-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
  1/10/2007          3/30/2007                5                          1.1                        5
  3/31/2007          6/29/2007                5.5                        3.4                        5.25
  6/30/2007          9/28/2007                6.5                        4.27                       4.95
  9/29/2007         12/31/2007                8.45                       4.4                        6.95

   1/1/2008          3/31/2008                7.3                        5.65                       7.09
   4/1/2008          6/30/2008               16.4                        6.95                      13.28
   7/1/2008          9/30/2008               14                          5.14                       8.13
  10/1/2008         12/31/2008                8.13                       2.05                       2.6

   1/1/2009          3/31/2009                4.24                       2.01                       3.6
   4/1/2009          6/30/2009                8.89                       3.4                        6.37
   7/1/2009          9/30/2009                8.44                       4.74                       8.4
  10/1/2009         12/10/2009               11.11                       7.65                       9.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Palm Inc (PALM)
                                (Mar-00 - Mar-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               23.32                      16                         23.16
   4/1/2006          6/30/2006               24.91                      15.98                      16.1
   7/1/2006          9/29/2006               16.55                      13.88                      14.56
  9/30/2006         12/29/2006               16.84                      13.41                      14.09

   1/1/2007          3/30/2007               19.5                       13.54                      18.13
  3/31/2007          6/29/2007               18.58                      15.45                      16.0199
  6/30/2007          9/28/2007               17.25                      13.52                      16.27
  9/29/2007         12/31/2007               19.23                       5.24                       6.34

   1/1/2008          3/31/2008                7.06                       4.21                       5
   4/1/2008          6/30/2008                7.36                       4.96                       5.39
   7/1/2008          9/30/2008                8.94                       5                          5.97
  10/1/2008         12/31/2008                6.5                        1.14                       3.07

   1/1/2009          3/31/2009                9.51                       3.0201                     8.59
   4/1/2009          6/30/2009               16.74                       8.4                       16.58
   7/1/2009          9/30/2009               18.09                      12.36                      17.46
  10/1/2009         12/10/2009               17.4                       10.58                      12.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Sprint Nextel Corp (S)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               23.8109                    20.3821                    23.439
   4/1/2006          6/30/2006               24.3914                    19.33                      19.99
   7/1/2006          9/29/2006               20.8                       15.92                      17.15
  9/30/2006         12/29/2006               20.63                      16.75                      18.89

   1/1/2007          3/30/2007               20.42                      16.93                      18.96
  3/31/2007          6/29/2007               23.42                      18.89                      20.71
  6/30/2007          9/28/2007               22.64                      17.24                      19
  9/29/2007         12/31/2007               19.7                       12.96                      13.13

   1/1/2008          3/31/2008               13.16                       5.48                       6.69
   4/1/2008          6/30/2008                9.94                       6.27                       9.5
   7/1/2008          9/30/2008                9.75                       5.75                       6.1
  10/1/2008         12/31/2008                6.72                       1.35                       1.83

   1/1/2009          3/31/2009                4.2                        1.83                       3.57
   4/1/2009          6/30/2009                5.94                       3.49                       4.81
   7/1/2009          9/30/2009                4.9104                     3.47                       3.95
  10/1/2009         12/10/2009                4.41                       2.78                       4.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          UnitedHealth Group Inc (UNH)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               62.93                      53.2                       55.86
   4/1/2006          6/30/2006               56.6                       41.44                      44.78
   7/1/2006          9/29/2006               52.84                      44.29                      49.2
  9/30/2006         12/29/2006               54.46                      45.12                      53.73

   1/1/2007          3/30/2007               57.1                       50.51                      52.97
  3/31/2007          6/29/2007               55.9                       50.7                       51.14
  6/30/2007          9/28/2007               54.1                       45.82                      48.43
  9/29/2007         12/31/2007               59.46                      46.59                      58.2

   1/1/2008          3/31/2008               57.86                      33.57                      34.36
   4/1/2008          6/30/2008               38.33                      25.5                       26.25
   7/1/2008          9/30/2008               33.49                      21                         25.39
  10/1/2008         12/31/2008               27.31                      14.51                      26.6

   1/1/2009          3/31/2009               30.25                      16.18                      20.93
   4/1/2009          6/30/2009               29.69                      19.85                      24.98
   7/1/2009          9/30/2009               30                         23.69                      25.04
  10/1/2009         12/10/2009               30.72                      23.5                       30.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               64.47                      48.05                      60.68
   4/1/2006          6/30/2006               77.77                      56.15                      70.12
   7/1/2006          9/29/2006               70.66                      53.63                      57.68
  9/30/2006         12/29/2006               79.01                      54.18                      73.14

   1/1/2007          3/30/2007              101.6                       68.83                      99.17
  3/31/2007          6/29/2007              127.26                      99.07                     108.75
  6/30/2007          9/28/2007              116.37                      74.41                     105.94
  9/29/2007         12/31/2007              121.12                      85.05                     120.91

   1/1/2008          3/31/2008              128.3                       91.11                     126.87
   4/1/2008          6/30/2008              196                        122                        184.78
   7/1/2008          9/30/2008              182.79                      68.62                      77.61
  10/1/2008         12/31/2008               77.92                      20.71                      37.2

   1/1/2009          3/31/2009               41.47                      16.66                      21.13
   4/1/2009          6/30/2009               43.15                      20.17                      35.74
   7/1/2009          9/30/2009               51.65                      29.35                      44.37
  10/1/2009         12/10/2009               47.14                      33.25                      46.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               49.4                       44.72                      45.13
   4/1/2006          6/30/2006               49.29                      44.4                       46.35
   7/1/2006          9/29/2006               46.85                      41.63                      45.76
  9/30/2006         12/29/2006               46.2                       42.5                       46

   1/1/2007          3/30/2007               49.37                      45.18                      47.06
  3/31/2007          6/29/2007               54                         47                         51.4
  6/30/2007          9/28/2007               57.44                      50.19                      57.04
  9/29/2007         12/31/2007               63.91                      55.77                      62.63

   1/1/2008          3/31/2008               67                         56.75                      64.95
   4/1/2008          6/30/2008               68.81                      62.52                      62.8
   7/1/2008          9/30/2008               68                         51.25                      58.75
  10/1/2008         12/31/2008               60.73                      29.68                      45.84

   1/1/2009          3/31/2009               46.96                      10.83                      19.36
   4/1/2009          6/30/2009               37.73                      17.25                      31.09
   7/1/2009          9/30/2009               44.07                      28.17                      42.74
  10/1/2009         12/10/2009               47.4                       39.82                      46.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               55                         51.05                      52.55
   4/1/2006          6/30/2006               54.91                      50.92                      53.22
   7/1/2006          9/29/2006               56.19                      49.73                      56.08
  9/30/2006         12/29/2006               62.5                       55                         60.67

   1/1/2007          3/30/2007               61.9                       53.91                      56.4
  3/31/2007          6/29/2007               65.24                      55.34                      61.18
  6/30/2007          9/28/2007               65.89                      55.5                       59.37
  9/29/2007         12/31/2007               63.63                      50.37                      52.02

   1/1/2008          3/31/2008               52.32                      39.5                       43.72
   4/1/2008          6/30/2008               52.63                      37.61                      37.67
   7/1/2008          9/30/2008               42.5                       31.68                      35.43
  10/1/2008         12/31/2008               35.8                       16.55                      18.55

   1/1/2009          3/31/2009               21.38                       9.71                      13.63
   4/1/2009          6/30/2009               28.45                      13.08                      23.24
   7/1/2009          9/30/2009               36.5                       22                         33.9
  10/1/2009         12/10/2009               42.25                      31.69                      40.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               47.24                      42.75                      45.54
   4/1/2006          6/30/2006               50.5                       45.26                      48.1
   7/1/2006          9/29/2006               54                         47.59                      53.57
  9/30/2006         12/29/2006               55.08                      51.32                      53.39

   1/1/2007          3/30/2007               54.21                      48.36                      51.02
  3/31/2007          6/29/2007               52.2                       48.55                      48.89
  6/30/2007          9/28/2007               52.78                      46.52                      50.27
  9/29/2007         12/31/2007               52.96                      40.61                      41.26

   1/1/2008          3/31/2008               45.08                      33.12                      37.91
   4/1/2008          6/30/2008               41.8641                    22.44                      23.87
   7/1/2008          9/30/2008               39.5                       18.44                      35
  10/1/2008         12/31/2008               38.5                       10.01                      14.08

   1/1/2009          3/31/2009               14.81                       2.53                       6.82
   4/1/2009          6/30/2009               15.07                       6.44                      13.2
   7/1/2009          9/30/2009               18.25                      11.27                      16.92
  10/1/2009         12/10/2009               19.1                       14.12                      15.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               49.185                     38.6056                    47.1955
   4/1/2006          6/30/2006               71.4252                    43.8251                    52.195
   7/1/2006          9/29/2006               56.0804                    30.8395                    34.4347
  9/30/2006         12/29/2006               45.4916                    31.8787                    37.8332

   1/1/2007          3/30/2007               41.756                     33.8916                    37.674
  3/31/2007          6/29/2007               52.2044                    37.4119                    45.295
  6/30/2007          9/28/2007               47.7385                    35.9701                    44.8175
  9/29/2007         12/31/2007               62.55                      44.4898                    61.64

   1/1/2008          3/31/2008               63.97                      42.05                      51
   4/1/2008          6/30/2008               88.69                      49.38                      88.05
   7/1/2008          9/30/2008               88.39                      39.06                      45
  10/1/2008         12/31/2008               43.99                      16                         22.75

   1/1/2009          3/31/2009               30.95                      20.17                      25.04
   4/1/2009          6/30/2009               37.44                      23.56                      30.16
   7/1/2009          9/30/2009               41.54                      27.19                      37.22
  10/1/2009         12/10/2009               47.64                      34.54                      43.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               30.98                      18.99                      29.675
   4/1/2006          6/30/2006               33.1                       23.75                      32.4
   7/1/2006          9/29/2006               37.8                       24.33                      26.58
  9/30/2006         12/29/2006               33                         24                         28.74

   1/1/2007          3/30/2007               33.75                      25.47                      32.64
  3/31/2007          6/29/2007               45.75                      31.95                      43.77
  6/30/2007          9/28/2007               49.1                       31.61                      41.64
  9/29/2007         12/31/2007               49.13                      39.54                      40.58

   1/1/2008          3/31/2008               41                         25.22                      27.26
   4/1/2008          6/30/2008               33                         23.03                      23.91
   7/1/2008          9/30/2008               24.26                      16.49                      18.42
  10/1/2008         12/31/2008               18.38                       7.51                      12.63

   1/1/2009          3/31/2009               16.84                      11.8                       12.79
   4/1/2009          6/30/2009               18.4                       12.09                      13.11
   7/1/2009          9/30/2009               15.15                      12                         13.92
  10/1/2009         12/10/2009               16.54                      11.03                      11.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                 Starwood Hotels & Resorts Worldwide, Inc. (HOT)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               55.3479                    47.6638                    54.7257
   4/1/2006          6/30/2006               63.64                      52.41                      60.34
   7/1/2006          9/29/2006               61.85                      49.68                      57.19
  9/30/2006         12/29/2006               68                         56.22                      62.5

   1/1/2007          3/30/2007               69.65                      59.63                      64.85
  3/31/2007          6/29/2007               74.35                      65.35                      67.07
  6/30/2007          9/28/2007               75.45                      52.63                      60.75
  9/29/2007         12/31/2007               62.83                      42.78                      44.03

   1/1/2008          3/31/2008               56                         37.07                      51.75
   4/1/2008          6/30/2008               55.34                      38.89                      40.07
   7/1/2008          9/30/2008               43.29                      25.95                      28.14
  10/1/2008         12/31/2008               28.55                      10.97                      17.9

   1/1/2009          3/31/2009               23.78                       8.99                      12.7
   4/1/2009          6/30/2009               26.68                      12.12                      22.2
   7/1/2009          9/30/2009               34.78                      18.49                      33.03
  10/1/2009         12/10/2009               36.45                      27.6601                    33.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               NYSE Euronext (NYX)
                                (Mar-06 - Mar-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               90.35                      66.98                      79.25
   4/1/2006          6/30/2006               80.45                      48.62                      68.48
   7/1/2006          9/29/2006               74.83                      56.05                      74.75
  9/30/2006         12/29/2006              112                         71.4                       97.2

   1/1/2007          3/30/2007              109.5                       80.51                      93.75
  3/31/2007          6/29/2007              101                         72.335                     73.62
  6/30/2007          9/28/2007               84.5                       64.26                      79.17
  9/29/2007         12/31/2007               95.25                      78.18                      87.77

   1/1/2008          3/31/2008               87.7                       55.12                      61.71
   4/1/2008          6/30/2008               76.71                      50.3                       50.66
   7/1/2008          9/30/2008               51.18                      32.26                      39.18
  10/1/2008         12/31/2008               40.7                       16.33                      27.38

   1/1/2009          3/31/2009               30.6                       14.52                      17.9
   4/1/2009          6/30/2009               31.93                      17.21                      27.25
   7/1/2009          9/30/2009               30.44                      23.7                       28.89
  10/1/2009         12/10/2009               30                         24.27                      25.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               23.7425                    18.165                     21.6675
   4/1/2006          6/30/2006               26.8625                    17.25                      22.3275
   7/1/2006          9/29/2006               24.0925                    18.445                     20.9575
  9/30/2006         12/29/2006               25.7475                    19.3125                    25.7475

   1/1/2007          3/30/2007               25.955                     20.69                      24.8775
  3/31/2007          6/29/2007               31.1825                    24.63                      30.3175
  6/30/2007          9/28/2007               38.56                      24.375                     37.75
  9/29/2007         12/31/2007               59.58                      36.425                     57.62

   1/1/2008          3/31/2008               62.74                      44.345                     51.055
   4/1/2008          6/30/2008               77.61                      50.465                     70.83
   7/1/2008          9/30/2008               71.77                      36.36                      43.95
  10/1/2008         12/31/2008               43.9                       14.73                      24.49

   1/1/2009          3/31/2009               35.3                       22.22                      30.47
   4/1/2009          6/30/2009               46.1                       30.16                      40.98
   7/1/2009          9/30/2009               46.52                      34.31                      45.9
  10/1/2009         12/10/2009               53.46                      43.69                      48.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               30.1767                    20.95                      28.2933
   4/1/2006          6/30/2006               29.37                      20.3433                    23.2567
   7/1/2006          9/29/2006               34.8333                    20.7067                    34.2167
  9/30/2006         12/29/2006               47.5533                    32.9167                    42.5933

   1/1/2007          3/30/2007               49.0167                    39.9167                    45.4967
  3/31/2007          6/29/2007               66.86                      42.9333                    66.6633
  6/30/2007          9/28/2007              100.98                      61.54                      98.55
  9/29/2007         12/31/2007              137.01                      95.02                     113.4

   1/1/2008          3/31/2008              118.35                      80.2                      112.23
   4/1/2008          6/30/2008              148.13                     111.9                      116.9
   7/1/2008          9/30/2008              135                         60.03                      68.3
  10/1/2008         12/31/2008               68.23                      35.09                      40.58

   1/1/2009          3/31/2009               60.47                      35.05                      43.11
   4/1/2009          6/30/2009               86                         42.76                      71.09
   7/1/2009          9/30/2009               88.08                      63.36                      67.6299
  10/1/2009         12/10/2009               70.57                      54.3                       65.8


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Vale SA (VALE)
                                (Mar-02 - Mar-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               12.8975                    10.395                     12.1325
   4/1/2006          6/30/2006               14.55                       9.815                     12.02
   7/1/2006          9/29/2006               12.27                       9.58                      10.78
  9/30/2006         12/29/2006               15.23                      10.34                      14.87

   1/1/2007          3/30/2007               19.025                     13.53                      18.495
  3/31/2007          6/29/2007               23.855                     18.435                     22.275
  6/30/2007          9/28/2007               34.61                      17                         33.93
  9/29/2007         12/31/2007               38.32                      29.9                       32.67

   1/1/2008          3/31/2008               37.54                      24                         34.64
   4/1/2008          6/30/2008               44.15                      34                         35.82
   7/1/2008          9/30/2008               35.01                      16.5                       19.15
  10/1/2008         12/31/2008               19.01                       8.8                       12.11

   1/1/2009          3/31/2009               17.85                      11.5                       13.3
   4/1/2009          6/30/2009               21.27                      13.1                       17.63
   7/1/2009          9/30/2009               23.58                      15.58                      23.13
  10/1/2009         12/10/2009               29.93                      21.91                      28.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               32.755                     30.31                      31.935
   4/1/2006          6/30/2006               34.855                     31.9                       33.54
   7/1/2006          9/29/2006               36.89                      33.355                     36.18
  9/30/2006         12/29/2006               36.99                      34.9                       35.56

   1/1/2007          3/30/2007               36.64                      33.01                      34.43
  3/31/2007          6/29/2007               36.49                      33.93                      35.17
  6/30/2007          9/28/2007               37.99                      32.66                      35.62
  9/29/2007         12/31/2007               37.78                      29.29                      30.19

   1/1/2008          3/31/2008               34.56                      24.38                      29.1
   4/1/2008          6/30/2008               32.4                       23.46                      23.75
   7/1/2008          9/30/2008               44.675                     20.46                      37.53
  10/1/2008         12/31/2008               38.95                      19.89                      29.48

   1/1/2009          3/31/2009               30.47                       7.8                       14.24
   4/1/2009          6/30/2009               28.45                      13.65                      24.26
   7/1/2009          9/30/2009               29.56                      22.08                      28.18
  10/1/2009         12/10/2009               31.53                      25.25                      25.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about December 31, 2009, which is the fifth (5th) business day following the Pricing Date (this settlement cycle being referred to as "T+5"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                December _, 2009